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                                 United States



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): JULY 25, 2003






                          CITGO PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)







         DELAWARE                         1-14380               73-1173881
(State or other jurisdiction of         (Commission          (I.R.S. Employer
incorporation or organization)          File Number)        Identification No.)






        ONE WARREN PLACE, 6100 SOUTH YALE AVENUE, TULSA, OKLAHOMA 74136
               (Address of principal executive office) (Zip Code)





                                 (918) 495-4000
              (Registrant's telephone number, including area code)




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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

On July 25, 2003, CITGO Petroleum Corporation, ("CITGO"), made a $500 million dividend payment for the purpose of enabling its parent, PDV America, Inc. to make the principal payment on $500 million, 7-7/8% senior notes due August 1, 2003. CITGO's $550 million, 11-3/8% senior notes due 2011 have certain minimum liquidity requirements for payment of such a dividend and CITGO was in compliance with those requirements on July 25, 2003. CITGO's liquidity after the dividend on July 25, 2003, was $526 million, comprised of $518 million in available capacity under its revolving credit facilities and $8 million in cash on hand.



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                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          CITGO PETROLEUM CORPORATION


Date:  August 6, 2003                         /s/ Larry Krieg
                                           --------------------------------
                                                  Larry Krieg
                                          Controller (Chief Accounting Officer)